UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 15, 2011

New Source Energy Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	814-00776	74-3252949
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

914 North Broadway Avenue, Suite 220
P.O. Box 1218
Oklahoma City, OK 73101
Address of principal executive offices

(405) 815-4041
Telephone number, including
Area code

Ametrine Capital, Inc.
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 15, 2011 New Source Energy Group, Inc. (“New Source” and formerly Ametrine Capital, Inc.) caused an amendment to its Certificate of Incorporation to be filed with the Delaware Secretary of State to effect a 0.47-for-1 combination of New Source’s outstanding common stock (the “reverse stock split”).  Then on April 18, 2011 New Source filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which amended various provisions of New Source’s Certificate of Incorporation including an amendment to change the company’s name from Ametrine Capital, Inc. to New Source Energy Group, Inc.  New Source has notified the Financial Industry Regulatory Authority of both the reverse stock split and the name change, and expects to be assigned a new trading symbol in the near future, and also expects that the reverse stock and name change will be reflected in the financial markets in the near future.

On March 10, 2011, both the Board of Directors of New Source and the holder of 3,676,559 shares of New Source common stock (being approximately 84% of the issued and outstanding shares) approved certain amendments to New Source’s Certificate of Incorporation, and approved the form and terms of an Amended and Restated Certificate of Incorporation.   The approval of these amendments was described in a Definitive Information Statement on Schedule 14C filed by New Source with the Securities and Exchange Commission on March 23, 2011, and distributed to New Source’s stockholders on March 24, 2011. Further, New Source disclosed that it received approval from its majority stockholder for these actions in its Annual Report on Form 10-K for its fiscal year ended December 31, 2010.

The Reverse Split

The reverse stock split was effective under Delaware law on April 15, 2011.  Under Delaware law, upon the reverse stock split becoming effective each share of the Company’s common stock that was issued and outstanding automatically became 0.47 shares without any change in the par value of such shares; 1,000 shares became 470 shares.  The reverse stock split did not serve to decrease or otherwise effect New Source’s authorized capital.   No fractional shares were issued in connection with the reverse stock split.  Shareholders who are entitled to a fractional share (if any) will instead receive a whole share.

The reverse split affected all holders of New Source’s common stock uniformly and will not affect any shareholder’s percentage ownership interest in New Source, except to the extent the reverse split will result in any holder being granted a whole share for any fractional share that resulted from the reverse split.

Before the reverse stock split, 4,376,559 shares were outstanding.  Following the reverse stock split, there are approximately 2,056,985 shares outstanding.

The Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation and each of the amendments contained therein (including the name change to New Source Energy Group, Inc.) became effective under Delaware law on April 18, 2011.   In addition to changing the company’s name the Amended and Restated Certificate of Incorporation amended several provisions of New Source’s Certificate of Incorporation.  Among the amendments effected in the Amended and Restated Certificate of Incorporation were:

▪	An increase to New Source’s authorized capital to 200,000,000 shares, comprised of 180,000,000 shares of common stock and 20,000,000 shares of preferred stock.

▪
The addition of provisions intended to more accurately define the limitations of liability as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as well as to add provisions regarding indemnification and the advancement of expenses.

▪
The addition of a provision with respect to the limitation of liability of the officers, directors and other agents of New Source and with respect to the New Source indemnification obligations, may only be amended by the affirmative vote of two-thirds of the votes entitled to be cast on any proposal to repeal or modify such provisions.

▪	Other conforming and/or non-substantive amendments to the Certificate of Incorporation.

Item 9.01                      Financial Statements and Exhibits

3.1              Articles of Amendment.  Filed herewith.
3.1.2           Amended and Restated Certificate of Incorporation.  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SOURCE ENERGY GROUP, INC.
Dated: April 19, 2011

By: /s/ Kristian B. Kos
Kristian B. Kos, President